Exhibit 99.1

Creatd Announces the Closing of its Purchase of a Majority Stake in Direct-to-Consumer Beverage Brand, Dune Glow Remedy

- Creatd completes purchase of a 50.4% equity stake in Dune in exchange for stock.

- The Company enters into discussions with direct-to-consumer beauty brand focused on inclusive, gender-neutral products.

- Ends discussions regarding a proposed transaction with Wobble Wedge.

NEW YORK, Oct. 5, 2021 /PRNewswire/ -- Creatd, Inc. (Nasdaq CM: CRTD) (“Creatd” or the “Company”), the parent company of Vocal, today announced the closing of its purchase of a majority ownership stake in Dune Glow Remedy (“Dune”), a direct-to-consumer (DTC) brand focused on promoting wellness through its range of health-oriented beverages. The transaction was first announced in early August, when the Company entered into a Memorandum of Understanding with Dune and commenced its due diligence review.

Creatd acquired a 50.4% equity stake in Dune in exchange for Creatd’s common stock. Creatd will begin recognizing Dune’s revenues in its consolidated financial statements, which is expected to generate between $750,000 to $1 million over the next 12 months.

Commented Creatd co-CEO, Jeremy Frommer, “With the Dune acquisition now officially closed, it represents a strong addition to Creatd’s portfolio of DTC brands. We are confident that, with Creatd’s support, these brands can materially grow revenues in a cost-efficient, timely and scalable way, leveraging Vocal’s powerful network and first-party data to identify and activate an enthusiastic and loyal consumer base.”

Dune’s founder, Tom Punch, has recently joined Creatd as CEO of Creatd Ventures, the Company’s e-commerce pillar. In this role, Mr. Punch will oversee the operations and expansion of Dune as well as that of each brand within Creatd Ventures’ growing portfolio. Mr. Punch joined Creatd with extensive experience spanning across all sides of the startup spectrum—from founder to growth marketer to advisor to investor. With a proven capacity to build and scale digital consumer businesses, Mr. Punch is uniquely suited for the role and is expected to secure repeatable success across each of the Creatd Ventures brands.

Commented Mr. Punch, “The opportunity that exists within Creatd Ventures’ growing family of brands is a direct result of the incredible value the Creatd team has been delivering to its brand clients over the past years through the Vocal platform. By partnering with and taking direct ownership stakes in up-and-coming DTC brands, we are maximizing the revenue potential for these early-stage businesses while at the same time investing in the value of Creatd, Inc. We believe Creatd Ventures and its partnerships are designed to be a win-win for all stakeholders.”

The Company remains active in its efforts to further expand Creatd Ventures through the addition of DTC brands that demonstrate strong growth potential and that are aligned with Creatd’s strategy and vision. Most recently, the Company has entered into discussions with an emerging DTC beauty brand focused on inclusive, gender neutral products, and looks forward to providing updates on any further developments. Additionally, the Company also announced that it is no longer pursuing the purchase of a majority ownership stake in DTC home improvement brand, Wobble Wedge.

Continued Mr. Punch, “Creatd and Wobble Wedge have mutually agreed to cancel their non-binding memorandum of understanding (MOU) for the proposed transaction due to a range of timing and other factors. We look forward to continuing our relationship with Wobble Wedge in the capacity of marketing services provider, and to providing our next Creatd Ventures update later this month, with the release of the rebranding of Plant Camp.”

About Creatd

Creatd, Inc. (Nasdaq CM: CRTD) is a creator-first technology company and the parent company of the Vocal platform. Our mission is to empower creators, entrepreneurs, and brands through technology and partnership.

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Investor Relations Contact: ir@creatd.com

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